Exhibit (b)

Certifications Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Bruce R. Berkowitz, President of Fairholme Funds, Inc. (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant for the period ended November 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 01/29/2018	/s/ Bruce R. Berkowitz
Bruce R. Berkowitz, President
(principal executive officer)

I, Wayne Kellner, Treasurer of Fairholme Funds, Inc. (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant for the period ended November 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 01/29/2018	/s/ Wayne Kellner
Wayne Kellner, Treasurer
(principal financial officer)